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                                  EXHIBIT 5.1

                              Joseph Greenberger
                                  LAW OFFICE
                    1370 AVENUE OF THE AMERICAS, SUITE 2701
                         NEW YORK, NEW YORK 10019-4602
                                 212.757.4001
                               FAX 212.757.4053


                                    March 30, 1999

Moore Medical Corp.
389 John Downey Drive
New Britain, CT 06050-1500

Ladies and Gentlemen:

  I have acted as counsel to Moore Medical Corp., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 350,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which have been issued or may be issued upon the exercise of stock options granted or which may be granted pursuant to the Moore Medical Corp. Incentive Stock Option Plan and Non-Qualified Stock Option Plan (the "Option Plans").

  In that connection, I have reviewed the Company's certificate of incorporation, as amended, its by-laws, resolutions adopted by its Board of Directors and its stockholders, the Registration Statement, the Option Plans, and such other documents and proceedings as we have deemed appropriate.

  On the basis of such review, and having regard to legal considerations that I deem relevant, I am of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Option Plans, will be validly issued, fully paid and nonassessable.

  Our opinion set forth above is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, and I express no opinion as to any other laws, statutes, ordinances, rules or regulations.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,



                                    Joseph Greenberger